Exhibit 99.1

SEAWORLD ENTERTAINMENT, INC. ANNOUNCES RECORD PERFORMANCE

Results fueled by record fourth-quarter attendance

in the Company’s SeaWorld-branded parks

Orlando, Fla. (January 13, 2014) –SeaWorld Entertainment, Inc. (NYSE: SEAS) today announced preliminary revenue results for fiscal year 2013. The results are subject to completion of the Company’s audit procedures.

Driven by record fourth quarter total attendance at the Company’s SeaWorld-branded parks in Orlando, Fla., San Diego, Calif. and San Antonio, Texas, total revenue for 2013 is expected to be approximately $1.46 billion which would represent a full-year record for the Company in its 50-year operating history.

Additionally, the Company reaffirmed its full-year 2013 Adjusted EBITDA guidance range of $432 million to $442 million. Final earnings anywhere within the guidance range also would represent a full-year record for the Company.

“We are very pleased with our fourth quarter performance, particularly for the SeaWorld-branded parks in Orlando and San Diego, which helped us to achieve record revenue for the year,” said Jim Atchison, President and Chief Executive Officer of the Company.

The Company expects to release final fourth quarter and fiscal year 2013 results in March 2014.

“In addition to the great holiday events that proved so popular last month, we have launched our year-long celebration of SeaWorld’s 50th Anniversary. The success of the SeaWorld parks in 2013 suggests that the extraordinary experience offered in these parks is as meaningful today as at any point in our history,” Atchison said. “But as strong as last year was for us, we are looking forward to another great year in 2014.”

The fourth quarter also saw several other notable events for the Company, including Standard and Poor’s upgrade of the Company’s corporate credit rating as well as the completion of an underwritten secondary offering by the selling stockholders affiliated with The Blackstone Group L.P. of 18 million shares of the Company’s common stock and the concurrent repurchase by the Company of 1.5 million shares of the Company’s common stock directly from such selling stockholders.

In addition to noteworthy financial performance, Atchison said the Company also achieved a different kind of milestone in 2013: The Company’s stranded animal rehabilitation program passed the 23,000-rescue mark late last year.

About SeaWorld Entertainment, Inc.TM

SeaWorld Entertainment, Inc. (NYSE: SEAS) is a leading theme park and entertainment company delivering personal, interactive and educational experiences that blend imagination with nature and enable its customers to celebrate, connect with and care for the natural world we share. The Company owns or licenses a portfolio of globally recognized brands including SeaWorld®, Shamu® and Busch Gardens®. Over its more than 50-year history, the Company has built a diversified portfolio of 11 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase its one-of-a-kind collection of approximately 67,000 marine and terrestrial animals. The Company’s theme parks feature a diverse array of rides, shows and other attractions with broad demographic appeal which deliver memorable experiences and a strong value proposition for its guests. In addition to its theme parks, the Company has recently begun to leverage its brands into media, entertainment and consumer products.

Copies of this and other news releases as well as additional information about SeaWorld Entertainment, Inc. can be obtained online at www.seaworldentertainment.com. Shareholders and prospective investors can also register to automatically receive the Company’s press releases, SEC filings and other notices by e-mail by registering at such website.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The Company generally uses the words “may”, “will”, “could”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, and similar expressions in this press release to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management’s control adversely affecting discretionary spending and attendance at the Company’s theme parks; inability to protect intellectual property or the infringement on intellectual property rights of others; incidents or adverse publicity concerning the Company’s theme parks; outbreak of infectious disease affecting the Company’s animals; change in federal and state regulations governing the treatment of animals; and other risks, uncertainties and factors set forth in the section entitled “Risk Factors,” in the Company’s final prospectus as filed on December 11, 2013 with the SEC.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company’s strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.seaworldentertainment.com).

Contacts:

Investor Relations Inquiries:

SeaWorld Entertainment, Inc.

855.797.8625

investors@seaworld.com

Media Inquiries:

Fred Jacobs

Vice President of Communications

Fred.Jacobs@SeaWorld.com

SOURCE SeaWorld Entertainment, Inc.